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                                                               Exhibit (P)(1)(i)
                             METROPOLITAN WEST FUNDS

                                 CODE OF ETHICS

I.       Statement of General Principles

         Rule 17j-1 under the Investment Company Act of 1940 ("Company Act") imposes an obligation on registered investment companies and their investment advisers and principal underwriters to adopt written codes of ethics covering the securities activities of certain of their directors, trustees, officers, and employees. This Code is designed to ensure that those individuals who have access to information regarding the portfolio securities activities of the Metropolitan West Funds (the "Funds"), an investment company registered under the Company Act, do not use that information for his or her personal benefit or to the detriment of the Funds.

         It is not the intention of this Code to prohibit personal securities activities by Access Persons (which are defined below), but rather to prescribe rules designed to prevent actual and apparent conflicts of interest. While it is not possible to define and prescribe all-inclusive rules addressing all possible situations in which conflicts may arise, this Code sets forth the policies of the Funds regarding conduct in those situations in which conflicts are most likely to develop.

         In discharging his or her obligations under the Code, every Access Person should adhere to the following general fiduciary principals governing personal investment activities:

         1. Every Access Person should at all times place the interests of the Funds' shareholders ahead of his or her own interests with respect to any decision relating to personal investments.

         2 No Access Person should take inappropriate advantage of his or her position by using his or her knowledge of any transactions for the Funds to his or her personal profit or advantage.

         Furthermore, it is expected that Access Persons will be sensitive to all areas of potential conflict, even if this Code of Ethics does not address specifically an area of fiduciary responsibility.

II.      Definitions

         (a) "Access Person" means: (i) any trustee, officer or advisory person (as defined below) of the Funds; (ii) any director, officer, manager or advisory person (as defined below) of Metropolitan West Asset Management, LLC (or "Metropolitan West Asset Management"); and (iii) any employee of Metropolitan West Asset Management, as well as any person who knows about recommendations made by Metropolitan West Asset Management for the Funds.

Members of the immediate family of an Access Person who live in the same household or who receive substantial financial support from an Access Person are covered by this Code of Ethics to the same extent as the Access Person.

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Metropolitan West Funds - Code of Ethics

         (b) "Advisory Person" means: (i) any partner, officer or employee of Metropolitan West Asset Management, the Fund's investment adviser, or of any company in a control relationship with Metropolitan West Asset Management, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Covered Security by or for the Funds, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship with the Funds or Metropolitan West Asset Management who obtains information concerning recommendations made to the Funds with regard to the purchase or sale of a Covered Security.

         (c) A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated, and, with respect to a person making a recommendation, when such person seriously considers making such a recommendation.

         (d) "Beneficial ownership" shall mean any person who enjoys, or will enjoy, the benefits of ownership even though title is in another name. For example, a person is regarded as having a beneficial interest in securities held in the name of:

           . A husband, wife or a minor child;

           . A relative sharing the same house; and

           . Anyone else if the Access Person:

             (i) obtains benefits substantially equivalent to ownership of the securities;

             (ii) can obtain ownership of the securities immediately or at some future time; or

             (iii) can vote or dispose of the securities.

If you act as a fiduciary with respect to funds and accounts managed outside of MWAM (for example, if you act as the executor of an estate for which you make investment decisions), you will have a beneficial interest in the assets of that fund or account. Accordingly, any securities transactions you make on behalf of that fund or account will be subject to the general trading restrictions expressed above.

Beneficial ownership shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         (e) "Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position, as further defined in Section 2(a)(9) of the 1940 Act.

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Metropolitan West Funds - Code of Ethics

         (f) "Covered Security" shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act of 1940 Act./1/ In addition, the meaning shall include, among other things, initial public offerings (IPOs) of stock, closed-end mutual funds, and interests in privately placed offerings and limited partnerships that are primarily invested in any securities included in the rule. Covered Securities, however, shall not include certain Exempt Securities, which are detailed below. See also "Report-only Security".

         (g) "Exempt Security" shall mean certain securities, or securities obtained in transactions, that are not considered Covered Securities and, therefore, are exempt from the pre-clearance and reporting requirements of this Code. Exempt Securities are described in detail on page 5.

         (h) "Outside Fiduciary Account" means certain fiduciary accounts outside of MWAM for which an Access Person has received MWAM's approval to act as fiduciary and which MWAM has determined qualify to be treated as Outside Fiduciary Accounts under this Code.

         (i) "Pre-authorization Request Form" refers to the standardized form approved by MWAM management for use by all Access Persons in seeking approval to trade a Covered Security that is not a Report-only Security.

         (j) "Purchase or sale of a security" includes the writing of an option to purchase or sell a security.

         (k) "Report-only Security" means a Covered Security that does not require pre-clearance before trading, but is subject to the reporting requirements of this Code.

III.     Trading Practices

         1. General. No Access Person shall knowingly purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership which at the time of such purchase or sale:

         (a) is being considered for purchase or sale by the Funds; or

         (b) is being purchased or sold by the Funds.

____________________
/1/ Specifically, the Investment Company Act defines a security as "any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing."

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Metropolitan West Funds - Code of Ethics

         2. Pre-clearance Exception as noted below, each Access Person must pre-clear all personal investment transactions in a Covered Security, if such Access Person has, or as a result of the transaction acquires, any direct or indirect beneficial ownership in the security. In order to obtain pre-clearance, Access Persons must complete and sign a "Pre-Clearance Request Form" and obtain the signature of Scott Dubchansky, Laird Landmann, Tad Rivelle, Stephen Kane, David Lippman, the compliance officer, or other designated person. A copy of the pre-clearance request is attached as Attachment A to this Code. When granted, pre-clearance authorizations will be effective until the end of the first trade date following the date in which pre-clearance was obtained. If the transaction is not completed within these time requirements, an Access Person must obtain a new pre-clearance, including one for any uncompleted portion of the transaction. Post-approval is not permitted. If it is determined that an Access Person effected a trade before approval or after the clearance expires, he or she will be considered to be in violation of the Code.

         It is noted that in determining whether to grant approval of personal securities transactions to Advisory Persons (which are defined above) who desire to purchase or otherwise acquire securities in private placement transactions, it will be considered, among other things, whether the investment opportunity presented by such private placement offering should be reserved for the Funds and whether the opportunity is being offered to an individual by virtue of his or her position with the Funds. Advisory Persons who have been authorized to acquire securities in a private placement are required to provide written notification of that investment to Mr. Landmann, or if more appropriate Mr. Rivelle or another person designated by Mr. Landmann, when they later have any role in a subsequent consideration of an investment in the issuer. In such circumstances, a decision to purchase securities of the issuer will be subject to an independent review by Advisory Persons with no personal interest in the issuer.

         Preclearance is not necessary for Exempt Securities, Report-only Securities, or Outside Fiduciary Accounts.

         3. Private Placement. No Access Person may purchase securities offered in private placement of limited offering except with the prior approval of the compliance officer or other designated person. With your request for pre-clearance, you shall provide copies of the Private Placement Memorandum or similar written documentation, which describes the offering and investment being made. In addition, you shall be required to sign an acknowledgement stating that the investment opportunity was not offered to you as result of your position with MWAM.

In considering approval, after obtaining the above documents the compliance officer or other designated person will take into consideration whether the investment opportunity you have been offered should be reserved for MWAM's clients and whether the opportunity is being offered to you by virtue of your position with MWAM. If you or your department want to purchase on behalf of a MWAM client the security of an issuer or its affiliate where you have a beneficial interest (including through an Outside Fiduciary Account) in the securities of that issuer through a private placement, you must first disclose your interest to the compliance officer. In such event, the compliance officer or other designated person will independently review the proposed investment decision.

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Metropolitan West Funds - Code of Ethics

         4. Initial Public Offerings. No Access person may purchase securities offered in an initial public offering, except with the prior approval of the compliance officer or other designated person. Similar to the pre-approval process for private placements, with your pre-clearance request you shall provide the compliance officer or other designated person with written documentation describing the offering and you shall be required to acknowledge that you were not given the opportunity to invest in the IPO as a result of your position with the Fund.

         5. Blackout Periods. Any purchase or sale of any Covered Security by an Advisory Person which occurs within seven (7) calendar days, before or after, from the day the Covered Security is purchased or sold by the Funds, will be subject to automatic disgorgement.

         6. Ban on Short-Term Trading Profits. Advisory Persons may not profit from the purchase and sale, or sale and purchase, of the same Covered Securities within sixty (60) calendar days, unless such persons have requested and obtained an exemption from this provision from the Compliance Officer, his alternate, or another person designated by the Compliance Officer with respect to a particular transaction.

         7. Gifts. Advisory Persons may not receive any gift or thing of more than de minimus value each year from any person or entity that does business with or on behalf of the Funds.

         8. Services as a Director. Advisory Persons may not serve on the boards of directors of publicly traded companies, unless (i) the individual serving as a director has received prior authorization based upon a determination that the board service would not be inconsistent with the interests of the Funds and (ii) policies and procedures have been developed that are designed to isolate the individual from those making investment decisions (a "Chinese Wall") concerning the company in which he or she is a board member.

IV. Securities or Transactions Exempt From the Personal Investment Transactions Policy

         The following Exempt Securities or transactions are not required to be pre-cleared and are not required to be reported:

         (a)  U.S. Government Securities./1/
         (b)  Bank Certificates of Deposit.
         (c)  Bankers' Acceptances.
         (d)  Commercial Paper.
         (e)  Shares in open-end investment companies (mutual funds).
         (f) Securities purchased on behalf of an Access Person for an account over which the Access Person has no direct or indirect influence or control.

________________________
/1/   Futures contracts on US Government securities shall for purposes of this
Code be treated as a U.S. Government security and, therefore, transactions in such contracts are exempt.

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Metropolitan West Funds - Code of Ethics

V. Securities or Transactions Subject to Reporting Requirements of the Personal Investment Transactions Policy

         The following Report-only Covered Securities or transactions are not required to be pre-cleared, but are required to be reported:

         (a) Securities purchased through an automatic dividend reinvestment plan or an employee stock purchase plan.
         (b) Security purchases effected upon the exercise of rights issued by the issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.
         (c) Securities acquired in connection with covering a position in, or the exercise of an option. However, the purchase or sale of an option itself is not an exempt transaction.
         (d) Exchange and non-exchange traded index-based instruments, including Standard and Poors' Depository Trust Receipts (SPDRs)and Nasdaq-100 Index Tracking Stock (QQQ).

         Further, Covered Securities acquired through an automatic dividend reinvestment plan do not need to be shown in the quarterly transaction reports if duplicate confirmations and periodic (monthly/quarterly) brokerage statements are filed.

         Trades in shares of the Funds. Please note, purchases and sales of shares of one of the MetWest Funds does not need pre-clearance, but the possibility of appearance of conflict of interest in such transactions is high. Accordingly, all purchases and sales of shares of any of the MetWest Funds that are not part of a systematic or periodic purchase or sale program should be placed well in advance of the closing price calculation each day and, like all securities transactions, should not be made when in possession of material, non-public information.

         In addition, Trustees of the Funds who are not deemed to be "interested person" trustees, as defined in Section 2(a)(19) of the Company Act, and Keith
T. Holmes, who, although an "interested person" trustee, is not deemed an Advisory Person of the Funds, are not subject to the pre-clearance requirements set forth above.

         Also, although Richard Hollander and Thomas Hayes are, by definition, Access Persons of the Funds because they serve as directors of the MWAM, they are not deemed to be Advisory Persons of the Funds.

VI.      Reporting

         (a) Initial Holdings Reports

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Metropolitan West Funds - Code of Ethics

         No later than 10 days after a person becomes an Access Person, the following information is required to be filed:

         (i) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

         (ii) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person;

         (iii)  the reference number of any account; and

         (iv)   the date the report is submitted by the Access Person.

         (b)    Quarterly Reports

         1. Transactions Reports - All Access Persons are required to file quarterly reports within 10 days of the end of each calendar quarter, listing all securities transactions in Covered Securities which an Access Person has a beneficial interest and which were transacted during the quarter. The reports shall contain the following information:

                (i) the date of the transaction, the title, interest rate and maturity (if applicable) and the number of shares/ units/ principal of each security involved;

                (ii) the nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

                (iii)  the price at which the transaction was effected;

                (iv) the name of the broker, dealer, or bank with or through whom the transaction was effected; and

                (v)    the date the report is submitted.


In lieu of filing quarterly transaction reports, copies of confirmations and periodic (monthly or quarterly) brokerage account statements may be filed.

No transactions reports. For periods in which no reportable transactions were effected, the quarterly report shall contain a representation that no transactions subject to the reporting requirements were effected during the quarter time period. A "no transaction" report is not necessary if arrangements have been made to have duplicate confirmations and periodic statements sent.

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Metropolitan West Funds - Code of Ethics

         2. New Accounts - Access Persons shall report along with their listing of Investment transactions the following information concerning any new brokerage account, or other account holding Covered Securities, established during the period in which any securities were held for their direct or indirect benefit:

            (i) the name of the broker, dealer or bank with whom the Access Person established the account;

            (ii)    the date the account was established;

            (iii)   the reference number of any account reported; and

            (iv)    the date the report is submitted.

New accounts opened at mutual fund companies that contain only Exempt Securities are not required to be reported.

(c)      Annual Holdings Reports

         Annually, each Access Person must submit the following information, which shall be current as of a date no more than 30 days before the date the report is submitted:

            (i) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct of indirect beneficial ownership;

            (ii) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person;

            (iii)   the reference number of any account reported; and

            (iv)    the date the report is submitted by the Access Person.

VII.     Exceptions to Reporting Requirements

         (a) A disinterested Trustee, i.e., a Trustee of the Funds who is not an "interested person" of the Funds, is not required to file a report on a transaction in a security provided such Trustee neither knew nor, in the ordinary course of fulfilling his or her official duties as a trustee of the Funds, should have known that, during the 15-day period immediately preceding or after the date of the transaction by the Trustee, such security is or was purchased or sold by the Funds or is or was being considered for purchase or sale by the Funds or by its investment adviser.

         (b) Although a disinterested Trustee is generally exempt from the reporting requirements of this Code of Ethics, such Trustee may nevertheless voluntarily file a report representing that he or she did not engage in any securities transactions which, to his or her knowledge, involved securities that were being purchased or sold or considered for purchase by any of the Funds during the 15-day period preceding or after the date(s) of any transaction(s) by

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Metropolitan West Funds - Code of Ethics

such Trustee. The failure to file such a report, however, shall not be considered a violation of this Code of Ethics.

         (c) Transactions in otherwise Covered Securities effected for Access Persons by persons not directly affiliated with the Adviser or the Funds who have designated discretionary authority over such transactions shall not be subject to the pre-clearance, Blackout Periods or Short Term Trading Profit provisions set forth above. However, such transaction shall be reportable in an Access Person quarterly report of personal securities transactions.

         (d) Pursuant to Rule 17j-1(c)(3)(iv), no report need be made by Access Persons who make reports to Metropolitan West Asset Management, the Funds' investment adviser, pursuant to Rule 204-2(a)(12) of the Investment Advisers Act of 1940, if such reports duplicate the information required under the reporting requirements of this Code of Ethics.

         (e) Persons Affiliated with the Principal Underwriter and Administrator
- Any persons affiliated with PFPC Distributors, Inc. and its affiliate which serves as the Administrator of the Fund who might be deemed to be an Access Person and otherwise would be covered by this Code shall be excluded provided that such persons are subject to a Code of Ethics adopted by PDI and/or the Administrator, as appropriate.

VIII.    Annual Review by Board

         No less frequently than annually, the Fund, its investment adviser and principal underwriter shall furnish a written report to the Board, which shall:

(a) describe any issues arising under the codes of ethics or procedures since the last report to the Board, including but not limited to information about material violations of the code or procedures and sanctions imposed in response to such material violations; and

(b) certify that the Fund, investment adviser or principal underwriter, as applicable, has adopted procedures reasonably designed to prevent Access Persons from violating the code.

         Exceptions for the Principal Underwriter - The requirements of items VIII(a) and (b) above, do not apply to the principal underwriter unless (1) the principal underwriter is an affiliated person of the Fund or the Fund's investment adviser or (2) an officer, director or general partner of the principal underwriter serves as an officer or trustee of the Fund or officer, member, director or member of the Fund's investment adviser.

IX.      Implementation

         (a) The Funds shall maintain a list of all "Access Persons" and update the list with reasonable frequency.

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Metropolitan West Funds - Code of Ethics

         (b) The Funds shall circulate a copy of this Code of Ethics, together with an acknowledgment of receipt, which shall be signed and returned at least once each year, to each Access Person of the Funds, except for Trustees who are not also Advisory Persons.

         (c) The Compliance Officer or a Compliance Officer delegate is charged with responsibility for ensuring that the pre-clearance and reporting requirements of this Code of Ethics are adhered to by all Access Persons. The Compliance Officer or Compliance Officer delegate shall be responsible for ensuring that the review requirements of this Code of Ethics (see Section IX below) are performed in a prompt manner.

X.       Review

         (a) The Compliance Officer or his delegate shall review all reports of personal securities transactions filed with the Funds and compare such reports with pre-clearance forms, and with completed and contemplated portfolio transactions of the Funds to determine whether non-compliance with this Code of Ethics or other applicable trading procedures may have occurred. The Compliance Officer may delegate this function to one or more other persons.

         (b) No person shall review his or her own reports. Before making any determination that a non-compliant transaction may have been made by any person, the Compliance Officer shall give such person an opportunity to supply additional explanatory material. If a securities transaction of the Compliance Officer is under consideration, an alternative shall act in all respects in the manner prescribed herein for the designated Compliance Officer.

         (c) If the Compliance Officer determines that noncompliance with this Code of Ethics has or may have occurred, he or she shall, following consultation with counsel, submit his or her written determination, together with the transaction report, if any, and any additional explanatory material provided by the individual, to the Funds' Board of Trustees who shall, following consultation with counsel, make an independent determination of whether a violation has occurred.

         (d) The Compliance Officer shall be responsible for maintaining a current list of all Access Persons and for identifying all reporting Access Persons on such list, and shall take steps to ensure that all reporting Access Persons have submitted reports, confirmations or statements in a timely manner. The Compliance Officer may delegate the compilation of this information to appropriate persons. Failure to submit timely reports will be communicated to the Funds' Board of Trustees.

XI.      Sanctions

         (a) If a material violation of this Code of Ethics occurs or a preliminary determination is made that a material violation may have occurred, a report of the alleged violation shall be made to the Board of Trustees.

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Metropolitan West Funds - Code of Ethics

         (b) The Funds' Board of Trustees may impose such sanctions as they deem appropriate, including a letter of censure, suspension, termination of employment, and/or disgorging of any profits made. Any profits subject to disgorgement will be given to a charity selected by the Funds' Board of Trustees or under the Board's direction.

XII.     Confidentially

         All pre-clearance requests pertaining to Personal Securities Transactions, reports disclosing Personal Securities Holdings, and any other information filed pursuant to this Code shall be treated as confidential, but are subject to review as provided herein and by representatives of the Commission.

__________________________________                   ___________________________
Signature                                            Date

__________________________________
Print Name

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Metropolitan West Funds - Code of Ethics

                                    ATTACHMENT A

METROPOLITAN WEST
REQUEST FOR PREAUTHORIZATION - PERSONAL TRADES

This Authorization is valid only through the next business day immediately following the Approval Date. Any transaction, or portion thereof, not so completed will require a New Approval.

Name:________________________________________________________________________

Date: ______________________________________                 BUY   __________
                                                             SELL  __________

Name of Security and Security Symbol:                        Approx. No. of
                                                             Shares/Units:
____________________________________________                 ________________

If the securities are a private placement, please check here [_]

If an option or warrant, describe the underlying security:

_____________________________________________________________________________

Brokerage Firm & Account No. ________________________________________________


I request pre-clearance authorization to effect a transaction in the security indicated above for my personal account or another account in which I have a beneficial interest. I am familiar with and certify that this request is made in compliance with the Code of Ethics.

                                                      __________________________
 Signature of Person Requesting Authorization

_____________________________________________________________________

Transaction Authorized  By: ____________________________

 Date: ____________________________

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Metropolitan West Funds - Code of Ethics

List of Access Persons of the Metropolitan West Funds
Updated as of December 31, 2001

*Scott B. Dubchansky               Martin Luther King III
*Keith T. Holmes                   David H. Edington
*Laird R. Landmann                 Daniel D. Villanueva

*Aaron Unverzagt              *Felmon Bartolome               *Marie Choi
*Adam Pawley                  *Gary Nguyen                    *Mike Linvill
*Agnes Faller                 *George Ristic                  *Michael Porter
*Alan Berkov                  *Greg Feldman                   *Minh Tran
*Anicia Mendez                *Hahn Kang                      *Mitchell Flack
*Ann Bohrer                   *Heide Janssen                  *Mitzie Gazan
*Anna Genovese                *Helen Tu                       *Molly Gallagher
*Annette De La Torre          *Ilene Liss                     *Paras Shah
*Arlana Williams              *Iryn Cocadiz                   *Pat Ahn
*Arthur Tsang                 *Jamal Sediq                    *Pat Moore
*Bob Smentkowski              *Jay Menvielle                  *Patty Balch
*Bret Barker                  *Jeanne Fong                    *Ray Chung
*Brian Cone                   *Jeff Gayhart                   *Rick Rosenthal
*Brian Loo                    *Jeff Levine                    *Rita Nozaki
*Brian Rosenlund              *Jennifer Schlienz              *Rob Estes
*Cal Rivelle                  *Joe Hattesohl                  *Ron Senkandwa
*Carol Graves                 *Joel Shpall                    *Stephanie Tappe
*Cathy Finn-Feves             *Joe Savarese                   *Stephanie Tyler
*Chait Venkatesh              *Judy MacMillan                 *Steve Burns
*Chris Scibelli               *Juliet Lee                     *Steve Kane
*Cindy Huynh                  *Kate Kenney                    *Suzanne Stegman
*Cindy Le                     *Katherine Wu                   *Tad Rivelle
*Clare Class                  *Keith Kitagawa                 *Tammy Karp
*Curt Burns                   *Lara Mulpagano                 *Tony Mew
*Dan Ludwig                   *Lisa Weeks                     *Tracy Davis
*Daniel Ong                   *Lois Foley                     *Wayne Schulman
*David Lippman                *Luis Clemente
*David Wu                     *Marcos Gutierrez
*Debby Barri                  *Marcy Fletchall
*Dexie Llenado                *Mark Unferth

* Reporting Access Persons - See Section IX (d) of this Code.

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